Exhibit 23.3
March 26, 2021
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Chicago Alternative Health Center, LLC and Affiliates:
We, Hill, Barth & King LLC, hereby consent to the use of our report dated March 24, 2021, on the financial statements of Chicago Alternative Health Center, LLC and Affiliates, which comprise balance sheets as of December 31, 2020 and 2019, the related statements of operations, changes in members’ equity, and cash flows for each of the years ended December 31, 2020 and 2019, and the related notes, with the Registration Statement on Form S-1 of Ascend Wellness Holdings, LLC being filed with the United States Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” in such registration statement.
Certified Public Accountants

HILL, BARTH & KING LLC	3838 TAMIAMI TRAIL NORTH, SUITE 200 NAPLES, FLORIDA 34103	TEL 239-263-211 FAX 239-263-0496	HBKCPA.COM

March 26, 2021
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
MOCA, LLC:
We, Hill, Barth & King LLC, hereby consent to the use of our report dated March 24, 2021, on the financial statements of MOCA, LLC, which comprise balance sheets as of December 31, 2020 and 2019, the related statements of operations, changes in members’ equity, and cash flows for each of the years ended December 31, 2020 and 2019, and the related notes, with the Registration Statement on Form S-1 of Ascend Wellness Holdings, LLC being filed with the United States Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” in such registration statement.
Certified Public Accountants

HILL, BARTH & KING LLC	3838 TAMIAMI TRAIL NORTH, SUITE 200 NAPLES, FLORIDA 34103	TEL 239-263-211 FAX 239-263-0496	HBKCPA.COM